                                                                    EXHIBIT 99.5

             GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION
                        NUMBER  ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------------------------------
                                            GIVE THE
                                            SOCIAL
                                            SECURITY
FOR THIS TYPE OF ACCOUNT:                   NUMBER OF -
--------------------------------------------------------------------------------
1.   An individual's account                The individual

2.   Two or more individuals
     (joint  account)                       The actual owner of the account or,
                                            if combined funds, any one of the
                                            individuals(1)

3.   Husband and wife (joint account)       The actual owner of the account or,
                                            if joint funds, either person (1)

4.   Custodian account of a minor
     (Uniform Gift to Minors Act)           The minor (2)

5.   Adult and minor (joint account)        The adult or, if the minor is the
                                            only contributor, the minor (1)

6.   Account in the name of guardian of     The ward, minor, or incompetent
     committee for a designated ward,       person (3)
     minor or incompetent person

7.   a. The usual revocable savings trust   The grantor-trustee(1)
     account (grantor is also trustee)

     b. So-called trust account that is     The actual owner(1)
     not a legal or valid trust under
     state law


--------------------------------------------------------------------------------
                                            GIVE THE
                                            SOCIAL
                                            SECURITY
FOR THIS TYPE OF ACCOUNT:                   NUMBER OF -
--------------------------------------------------------------------------------
8.   Sole proprietorship account            The owner(4)

9.   A valid trust, estate, or pension      The legal entity (Do not furnish the
      trust                                 identification number of the
                                            personal representative or trustee
                                            unless the legal entity itself is
                                            not designated in the account
                                            title.)(5)

10.  Corporate account                      The corporation

11. Religious, charitable, or educational The organization organization account

12.  Partnership account                    The partnership

13. Association, club or other tax-exempt The organization organization

14.  A broker or registered nominee         The broker or nominee

15.  Account with the Department of         The public entity
     Agriculture in the name of a public
     entity (such as a State or local
     government, school district or
     prison)  that receives agricultural
     program payments
--------------------------------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5)  List first and circle the name of the legal trust, estate or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                    PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local offices of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments including the following:

     .    A corporation.
     .    A financial institution
     . An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
     .    The United States or any agency or instrumentality thereof.
     . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
     . A registered dealer in the securities or commodities registered in the United States or a possession of the United States.
     .    A real estate investment trust.
     .    A common trust fund operated by a bank under section 584(a) of the
          Code.
     . An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1) of the Code.
     .    An entity registered at all times under the Investment Company Act of
          1940.
     .    A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup witholding include the following:
     . Payments to nonresident aliens subject to withholding under section 1441 of the Code.
     . Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
     . Payments of patronage dividends where the amount received is not paid in money.
     .    Payments made by certain foreign organizations.
     .    Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
     . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
     . Payments described in section 6049(b)(5) of the Code to non-resident aliens.
     .    Payments on tax-free covenant bond under section 1451 of the Code.
     .    Payments made by certain foreign organizations.
     .    Payments made to a nominee.
EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON PART III OF THE FORM, WRITE "EXEMPT" ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see section 6041, 6041A(a), 6042, 6044, 6045, 6049, 605A, and 6050N of the Code and their regulations.

PRIVACY ACT NOTICE - Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments of IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties must also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION - Falsifying certification or affirmations may subject you to criminal penalties including fines and/or imprisonment.
     FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.